UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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COACH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Proposal 1: Election of Directors
Matters Relating to Coach’s Independent Auditors
Meetings and Committees of the Board
Compensation Committee Interlocks and Insider Participation
Director Compensation
Audit Committee Report
Coach Stock Ownership by Certain Beneficial Owners and Management
Executive Compensation
Summary Compensation Table
Option Grants in Fiscal 2002
Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values
Plan Information
Performance Graph
Compensation and Employee Benefits Committee Report on Executive Compensation
Certain Relationships and Related Transactions
Other Information
Appendix A

516 West 34th Street

New York, NY 10001

October 2, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Coach, Inc. to be held at 9:00 a.m. on November 6, 2002 at the company’s offices, 516 W. 34th Street, New York, NY, 10001.

      Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2002 Annual Meeting and Proxy Statement.

      Fiscal 2002 was a truly outstanding year for Coach, reflecting both the enduring strength of the Coach brand and our increasing global recognition as a fashion resource. We surpassed our stated financial goals and experienced increasing momentum in every quarter, despite the challenges this year presented. My colleagues and I look forward to reviewing the events of the year and discussing Coach’s progress at the 2002 Annual Meeting.

      It is important that your shares be represented at the 2002 Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

      Thank you for your continued support.

Sincerely,

LEW FRANKFORT
Chairman and Chief Executive Officer

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

       We will hold the 2002 Annual Meeting of Stockholders of Coach, Inc. at the company’s offices, 516 W. 34th Street, New York, New York, 10001, on November 6, 2002, at 9:00 a.m., local time, for the following purposes:

1. To elect seven Directors of Coach, Inc.;

2. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

      The foregoing items of business are more fully described in the accompanying proxy statement.

      The Board of Directors has fixed the close of business on September 18, 2002 as the record date for the meeting, and only holders of record of common stock at such time will be entitled to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

CAROLE P. SADLER
Senior Vice President, General Counsel and Secretary

New York, New York

October 2, 2002

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting. Registered stockholders that attend the meeting may vote their shares personally, even though they have sent in proxies.

516 West 34th Street
New York, NY 10001

PROXY STATEMENT

Annual Meeting of Stockholders to be held on Wednesday, November 6, 2002

Some Questions You May Have Regarding This Proxy Statement

Q:	Why am I receiving these materials?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of Coach, Inc., a Maryland corporation. We are providing these proxy materials to you in connection with our annual meeting of stockholders, to be held at the company’s offices, 516 W. 34th Street, New York, NY 10001 on Wednesday, November 6, 2002 at 9:00 a.m. Eastern Time. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended June 29, 2002 is enclosed with this proxy statement. We are initially mailing this proxy statement to our stockholders on or about October 2, 2002.

Q:	What proposals will be voted on at the meeting?

A:	There is one proposal to be voted on at the meeting, which is to elect seven Directors of Coach, Inc.

Q:	Does the Board of Directors recommend voting in favor of the proposal?

A:	Yes. Our Board unanimously recommends that you vote your shares “FOR” all of the nominees described above.

Q:	What shares can I vote?

A:	You may vote all of the shares of our common stock you own at the close of business on September 18, 2002, the record date.

Q:	What classes of shares are entitled to be voted?

A:	Holders of our common stock are entitled to one vote for each share of stock held by them as of the September 18, 2002 record date. On the record date, Coach had 87,863,547 shares of common stock outstanding and entitled to vote at the meeting.

Q:	What do I need to do now?

A:	Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be counted at the meeting. You can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the annual meeting and vote your shares in person rather than signing and mailing in your proxy card. If you first mail in your proxy card, you may still decide later to attend the meeting and vote in person; in this case, only your in-person votes will count.

Q:	Do I need to attend the meeting?

A:	No. You can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Coach stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What if I don’t vote? What if I abstain?

A:	If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals to be voted on at the meeting. If you respond and mark your proxy to indicate that you abstain from voting, your vote will not affect the outcome of the proposal, but it will be counted toward determining whether a quorum is present at the meeting. If you do not respond, your vote will not be counted in the vote or in determining whether a quorum is present at the meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:	The seven candidates for election as Directors at the meeting who receive the highest number of affirmative votes will be elected. There are no cumulative voting rights. Abstentions will be counted towards a quorum but will not affect the outcome of the vote. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those “broker non-votes” will also be counted towards a quorum.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Coach before the meeting. Second, you can send the Secretary of Coach a later dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting in person and vote. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	Who will count the votes?

A:	All votes will be tabulated by Mellon Investor Services, our transfer agent and the inspector of elections appointed for the meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2003.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coach or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Coach management.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	The expenses of soliciting proxies to be voted at the meeting will be paid by Coach. Following the original mailing of the proxies and other soliciting materials, we may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Coach, upon the request of the record holders, will reimburse these holders for their reasonable expenses.

Q:	Whom should I call with questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, you should contact: Coach, Inc. 516 West 34th Street, New York, New York 10001, Attention: Investor Relations Dept., Telephone: (212) 629-2618.

NOTE:	All information concerning share numbers or share prices for Coach’s Common Stock for all periods presented in this Proxy Statement reflects a two-for-one stock split of Coach’s common stock, effected as of July 3, 2002.

Proposal 1: Election of Directors

       Coach’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Seven Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2003 Annual Meeting of Stockholders and until he or she is succeeded by another qualified Director who has been elected. All the nominees are currently Directors.

      Election of each Director requires the affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

      If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of August 31, 2002.

Name:	Age	Position with Coach

Joseph Ellis	60	Director
Lew Frankfort	56	Chairman, Chief Executive Officer and Director
Sally Frame Kasaks	58	Director
Gary Loveman	42	Director
Irene Miller	50	Director
Keith Monda	56	President, Chief Operating Officer and Director
Michael Murphy	65	Director

      Joseph Ellis was elected to Coach’s Board of Directors in September 2000. Mr. Ellis has served as an Advisory Director of Goldman, Sachs & Co. since May 1999, and served as a Limited Partner of Goldman Sachs from 1994 to May 1999 and a General Partner from 1986 to 1994. Mr. Ellis served as senior retail-industry analyst from 1970 through 1994. Before joining Goldman, Sachs in 1970, Mr. Ellis was Vice President and Investment Analyst with The Bank of New York. Mr. Ellis also serves as a Director of The New York State Nature Conservancy and Waterworks, Inc. He is a member of the Steering Committee of the Center for Environmental Research and Conservation of Columbia University, a Northeast trustee of CARE and a trustee of the RARE Center for Tropical Conservation. Mr. Ellis holds a Bachelor of Arts degree from Columbia University.

      Lew Frankfort has been involved with the Coach business in excess of 20 years. He has served as Chairman and Chief Executive Officer of Coach since November 1995. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Mr. Frankfort served as Senior Vice President of Sara Lee Corporation from January 1994 to October 2000. Mr. Frankfort was appointed President and Chief Executive Officer of the Sara Lee Champion, Intimates & Accessories group in January 1994, and held this position through November 1995. From September 1991 through January 1994, Mr. Frankfort held the positions of Executive Vice President, Sara Lee Personal Products and Chief Executive Officer of Sara Lee Accessories. Mr. Frankfort was appointed President of Coach in July 1985, after Sara Lee acquired Coach, and held this position through September 1991. Mr. Frankfort joined Coach in 1979 as Vice President of New Business Development. Prior to joining Coach, Mr. Frankfort held various New York City government management positions and served as Commissioner, New York City Agency for Child Development. Mr. Frankfort holds a Bachelor of Arts degree from Hunter College and an MBA in Marketing from Columbia University.

      Sally Frame Kasaks was elected to Coach’s Board of Directors in November 2001. Ms. Kasaks has served as a marketing and retail consultant for ISTA Incorporated since January 1997. Prior to this, she served as Chairman and Chief Executive Officer of Ann Taylor Stores, Inc. from February 1992 until August, 1996. Ms. Kasaks was the President and Chief Executive Officer of Abercrombie and Fitch, a division of The Limited, Inc., from February 1989 through February 1992 and the Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 through September 1988. Ms. Kasaks also serves as a Director of Pacific

Sunwear of California, Inc., Cortefiel, S.A., The White House, Inc., Tuesday Morning, Inc., The Children’s Place, Inc. and Learning Curve International, Inc. She holds a Bachelor of Arts degree from The American University.

      Gary Loveman was elected to Coach’s Board of Directors in January 2002. Mr. Loveman has served as President of Harrah’s Entertainment, Inc. since April 2001 and Chief Operating Officer of Harrah’s since May 1998. Effective January 1, 2003, Mr. Loveman will assume the role of Chief Executive Officer and President of Harrah’s. He was a member of the three-executive Office of the President of Harrah’s from May 1999 to April 2001 and was Executive Vice President from May 1998 to May 1999. From 1989 to 1998, Mr. Loveman was Associate Professor of Business Administration, Harvard University Graduate School of Business Administration, where his responsibilities included teaching MBA and executive education students, research and publishing in the field of service management, and consulting and advising large service companies. Mr. Loveman also serves as a Director of Harrah’s, Ventas, Inc. and JCC Holding Company. He holds a Bachelor of Arts degree in Economics from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology.

      Irene Miller was elected to Coach’s Board of Directors in May 2001. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world’s largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990 Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated, serving as Principal in her last position. Ms. Miller also serves as a Director on the Boards of Barnes & Noble, Inc., Oakley, Inc., Inditex, S.A. and The Body Shop International PLC. Ms. Miller holds a Bachelor of Science degree from the University of Toronto and an Master of Science degree from Cornell University.

      Keith Monda was appointed Executive Vice President and Chief Operating Officer of Coach in June 1998 and President of Coach in February 2002. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Prior to joining Coach, Mr. Monda served as Senior Vice President, Finance & Administration and Chief Financial Officer of Timberland Company from December 1993 until May 1996, and was promoted to, and held the position of, Senior Vice President, Operations from May 1996 until January 1998. From May 1990 to December 1993, Mr. Monda served as Executive Vice President, Finance and Administration of J. Crew, Inc. Mr. Monda holds Bachelor of Science and Master of Arts degrees from Ohio State University.

      Michael Murphy was elected to Coach’s Board of Directors in September 2000. From 1994 to 1997, Mr. Murphy served as Vice Chairman and Chief Administrative Officer of Sara Lee. Mr. Murphy also served as a Director of Sara Lee Corporation from 1979 through October 1997. Mr. Murphy joined Sara Lee in 1979 as Executive Vice President and Chief Financial and Administrative Officer and, from 1993 until 1994, also served as Vice Chairman. Mr. Murphy is also a Director of Bassett Furniture Industries, Inc., Civic Federation, Big Shoulders Fund, Chicago Cultural Center Foundation, GATX Corporation, Payless ShoeSource, Inc. and CNH Global N.V. He is also a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy holds a Bachelor of Science degree in Business Administration from Boston College and an MBA degree in finance from the Harvard Business School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

Matters Relating to Coach’s Independent Auditors

       Appointment of Auditors; Attendance at Meeting. Coach’s Board of Directors has selected Deloitte & Touche LLP to audit Coach’s financial statements for the fiscal year ended June 28, 2003. Representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

      Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of our financial statements for the fiscal year ended June 29, 2002 was approximately $290,000.

      Financial Information Systems Design and Implementation. There were no professional services rendered by Deloitte & Touche LLP in fiscal 2002 relating to financial information systems design and implementation.

      All Other Fees. The aggregate fees for all other professional services, including internal audit services, rendered by Deloitte & Touche LLP for fiscal 2002 was approximately $195,000. Deloitte & Touche LLP performed internal audit services for Coach prior to being retained as our independent auditor. Upon retaining them as our independent auditor, Coach ceased using Deloitte & Touche LLP for internal audit services. Coach has subsequently retained another professional services firm to provide our internal audit services.

      The Audit Committee of Coach’s Board of Directors considered the services listed above to be compatible with maintaining Deloitte & Touche LLP’s independence.

Meetings and Committees of the Board

       The Board of Directors held five meetings during the 2002 fiscal year. In addition to meetings of the full Board, Directors also attended meetings of Board committees. All of the Directors attended at least 75% of all the meetings of the Board held during the fiscal year and all meetings of the Board committees on which he or she served during the fiscal year. The Board of Directors has standing Audit, Compensation and Employee Benefits and Nominations Committees. All of our outside directors are invited to attend all committee meetings. The following table shows the current membership of our Board of Directors and these committees.

Board Membership and Committee Roster

Compensation and
Name	Audit	Employee Benefits	Nominations

Joseph Ellis	X	X	X*

Lew Frankfort

Sally Frame Kasaks		X	X

Gary Loveman

Irene Miller	X	X*

Keith Monda

Michael Murphy	X*	X

*	Chair

      Audit Committee. Coach’s Audit Committee is comprised of independent Directors and met five times during fiscal 2002. The Audit Committee reviews Coach’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants and third-party internal auditors. In addition, the committee reviews Coach’s accounting principles and financial reporting, as well as the independence of, and the non-audit services provided by, Coach’s independent accountants. In discharging its duties, the Audit Committee:

•	is directly responsible for the appointment, compensation and oversight of Coach’s independent accountants and internal auditors;

•	meets independently with Coach’s internal auditors, its independent accountants and senior management;

•	reviews the general scope of Coach’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit; and

•	reviews with Coach’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Coach’s public filings and the procedures followed to prepare for such certifications.

      Coach’s Board of Directors, in its business judgment, determined that all members of the Audit Committee were “independent” as required by the New York Stock Exchange. The Committee operates pursuant to a charter approved by the Board of Directors in September 2000 and revised in September 2002. A copy of the current charter is attached to this proxy statement as Appendix A. The Committee has implemented procedures to ensure that during the course of each fiscal year it devoted the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter.

      Compensation and Employee Benefits Committee. Coach’s Compensation and Employee Benefits Committee is comprised of Directors who are not members of management and met five times during fiscal 2002. The Compensation and Employee Benefits Committee determines, approves and reports to the Board of Directors on all elements of compensation for Coach’s elected officers and other key executives, including targeted total cash compensation and long-term equity based incentives, and administers various employee benefit plans.

      Nominations Committee. Coach’s Nominations Committee is comprised of Directors who are not members of management and met once during fiscal year 2002. The functions of the Nominations Committee include recommending candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. The Nominations Committee will consider all candidates recommended by shareholders in accordance with the procedure established in Coach’s Bylaws. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in Coach’s proxy statement. Recommendations should be submitted to the Secretary of Coach.

Compensation Committee Interlocks and Insider Participation

      Coach’s Compensation and Employee Benefits Committee makes all compensation decisions regarding the executive officers. None of Coach’s executive officers serve on the Compensation Committee or Board of Directors of any other company of which any of the members of the Compensation and Employee Benefits Committee or the Board of Directors is an executive officer.

Director Compensation

      Directors who are Coach employees receive no compensation for their services as Directors. Coach’s outside Directors (i.e., Directors who are not Coach employees) receive an annual retainer of $30,000 and an annual grant of 10,000 options to purchase shares of Coach common stock. Chairpersons of Coach’s Board committees receive an additional $5,000 annually. In addition, upon joining Coach’s Board, each new outside Director receives a grant of 10,000 options to purchase Coach common stock. The exercise price of these options equals the fair market value of Coach common stock on the date of grant. Coach’s outside Directors may elect to receive common stock, options to purchase common stock, or a combination of common stock and options, in lieu of all or any portion of the $30,000 annual retainer. In addition, Coach’s outside Directors may elect to defer part or all of their annual cash retainer under Coach’s 2000 Non-Qualified Deferred Compensation Plan for Outside Directors. Deferred amounts may be invested in a stock equivalent account or in an interest-bearing account. There are no service contracts in existence or proposed between Coach and any of its Directors.

Audit Committee Report

      The Audit Committee assists the Board of Directors in its oversight of Coach’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including Coach’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.

      The Audit Committee reviewed and discussed the audited financial statements with management and Coach’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Coach’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards (SAS) No. 61, as amended by SAS No. 90 (Communications with Audit Committees). Coach’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors their independence from Coach.

      Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Coach’s Annual Report on Form 10-K for the year ended June 29, 2002 that has been filed with the Securities and Exchange Commission.

Audit Committee
Michael Murphy (Chairman)
Joseph Ellis
Irene Miller

Coach Stock Ownership by Certain Beneficial Owners and Management

       The table below presents stock ownership information, as of August 31, 2002, with respect to the beneficial ownership of Coach’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our chief executive officer and the four other most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of June 30, 2002, and all current Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

      In general, “beneficial ownership” includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or become exercisable within 60 days. Where indicated, the beneficial ownership described below includes share unit balances held under Coach’s Executive Deferred Compensation Plan or its Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Coach’s common stock. The amounts ultimately realized by the Directors and executives will reflect all changes in the market value of Coach common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights, but are credited with dividend equivalents, if any.

		Percent
Beneficial Owner	Shares Owned	of Class

FMR Corp.(1)	13,023,298	14.8%
Lew Frankfort(2)	1,674,120	1.9%
Keith Monda(3)	593,318	*
Reed Krakoff(4)	273,710	*
David DeMattei(5)	267,311	*
Carole P. Sadler(6)	69,568	*
Joseph Ellis(7)	33,208	*
Sally Frame Kasaks(8)	20,000	*
Gary Loveman(9)	10,605	*
Irene Miller(10)	22,000	*
Michael Murphy(11)	50,000	*
All Directors and Officers as a Group (12 people)(12)	3,116,122	3.4%

*	Less than 1%.

(1)	Based upon a Schedule 13G filed with the SEC on February 14, 2002. Includes 8,687,940 shares beneficially owned by Fidelity Growth Company Fund, 982,580 shares beneficially owned by Fidelity Management Trust Company, 816,840 shares beneficially owned by Fidelity International Limited. The address of FMR Corp., Fidelity Growth Company Fund, and Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109 The address of Fidelity International Limited is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(2)	Includes 1,301,849 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options and 57,985 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(3)	Includes 394,552 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options and 125,737 stock equivalents held under the Coach, Inc. Executive Deferred Compensation Plan.

(4)	Includes 253,161 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(5)	Includes 239,159 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(6)	Includes 63,476 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(7)	Includes 30,000 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options and 1,084 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(8)	Includes 20,000 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(9)	Includes 10,000 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options and 605 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(10)	Includes 20,000 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(11)	Includes 30,000 shares of common stock that may be purchased within 60 days of August 31, 2002 pursuant to the exercise of options.

(12)	Includes 2,430,143 shares subject to options exercisable within 60 days of August 31, 2002 and 192,065 stock equivalents held by our executive officers and Directors.

Executive Compensation

       The following table sets forth compensation information for Coach’s chief executive officer and the four next most highly compensated executive officers for the fiscal years ended June 29, 2002, June 30, 2001 and July 1, 2000. Until October 2000, the executive officers named in the table below participated in Sara Lee compensation plans. All information set forth in this table reflects compensation paid to these individuals for services performed for the Coach business during the fiscal years ended June 29, 2002, June 30, 2001 and July 1, 2000.

Summary Compensation Table

						Long-Term Compensation Awards

		Annual Compensation					Number of
						Restricted	Securities
	Fiscal			Other Annual		Stock	Underlying	All Other
Name and Position	Year	Salary	Bonus	Compensation		Awards(1)	Options(2)	Compensation(3)

Lew Frankfort	2002	$708,333	$942,083	$—		$—	1,209,840	$240,591	(5)
Chairman and	2001	500,000	665,000	250,000	(4)	—	1,152,300	64,209
Chief Executive Officer	2000	470,833	460,616	250,000	(4)	228,750	172,749	51,472

Keith Monda	2002	493,333	493,333	—		300,026	204,628	77,039	(6)
President and	2001	410,000	369,000	250,000	(4)	—	300,000	47,606
Chief Operating Officer	2000	370,833	331,432	250,000	(4)	112,088	24,000	36,576

Reed Krakoff	2002	658,333	658,333	—		—	200,000	59,765	(7)
President,	2001	450,000	405,000	300,980	(4)	—	600,000	38,767
Executive Creative	2000	389,667	338,523	250,000	(4)	112,088	24,000	27,486
Director

David DeMattei	2002	583,333	583,333	—		—	170,000	58,083	(8)
President, North	2001	500,000	348,000	250,000	(4)	—	340,000	47,224
America Retail	2000	450,000	360,000	250,000	(4)	112,088	24,000	3,191
and Wholesale Divisions

Carole Sadler	2002	269,167	161,500	—		—	65,022	26,698	(9)
Senior Vice	2001	240,000	144,000	100,000	(4)	—	100,000	9,000
President, General Counsel and Secretary	2000	195,000	117,000	—		—	6,200	12,950

(1)	For fiscal year 2002, reflects 10,568 service-based restricted stock units granted to Keith Monda at a value of $28.39 per share on the date of grant. For fiscal year 2000, reflects the market value of Sara Lee restricted stock units on the date of grant. For fiscal year 2000, market value was calculated based on $22.875 per share and includes 10,000 performance-based restricted stock units granted to Lew Frankfort, and the following number of service-based restricted stock units: Keith Monda, 4,900; Reed Krakoff, 4,900; and David DeMattei, 4,900. Sara Lee performance-based restricted stock units may be earned three years after their grant date based upon achievement of specific earnings per share and return on invested capital goals that Sara Lee approved at the beginning of each three-year performance cycle. These two financial goals are evenly weighted. The service-based restricted stock units vest after their grant date, based solely upon the participant’s continued employment with Sara Lee or Coach. Dividends on the restricted stock units are escrowed during the three-year performance or service cycle. Dividends and interest on the escrowed dividends are distributed at the end of the performance or service cycle in the same proportion as the restrictions on the restricted stock units lapse. To the extent the performance goals or service requirements are not attained, the restricted stock units, the escrowed dividends and interest will be forfeited. On October 4, 2000, all Sara Lee service-based restricted stock units were voluntarily converted into Coach service-based restricted stock units with similar service requirements.

(2)	For fiscal years 2002 and 2001, represents the number of shares of Coach common stock underlying options and reflects a two-for-one split of Coach’s common stock that occurred on July 3, 2002. For fiscal year 2000, represents the number of shares of Sara Lee common stock underlying options. On October 4, 2000, all of these Sara Lee options were voluntarily converted into options to purchase shares of Coach common stock.

(3)	Includes payment by Coach of the following amounts for life insurance on behalf of each of the executive officers above for fiscal years 2002 and 2001: For Lew Frankfort, $45,791 in 2002 and $15,240 in 2001; for Keith Monda, $10,299 in 2002 and $7,134 in 2001; for Reed Krakoff, $20,361 in 2002 and $2,213 in 2001, for Dave DeMattei, $22,643 in 2002 and $3,711 in 2001; and for Carole Sadler, $9,239 in 2002 and $1,875 in 2001. Includes payment by Sara Lee of the following amounts for life insurance on behalf of each of the executive officers above for fiscal year 2000: $10,555 for Lew Frankfort; $5,872 for Keith Monda; $1,940 for Reed Krakoff, $3,191 for David DeMattei and $1,837 for Carole Sadler. Includes Sara Lee’s contributions under its employee stock ownership plan and supplemental retirement benefit plan of the following amounts on behalf of the following executive officers contained in the table above for fiscal year 2001: $48,969 for Lew Frankfort, $40,472 for Keith Monda, $36,554 for Reed Krakoff, $43,513 for David DeMattei and $74,125 for Carole Sadler. Includes Sara Lee’s contributions under its employee stock ownership plan and supplemental retirement benefit plan of the following amounts on behalf of the following executive officers contained in the table above for fiscal year 2000: $40,917 for Lew Frankfort, $30,704 for Keith Monda, $25,546 for Reed Krakoff and $11,113 for Carole Sadler.

(4)	Represents payments made in August 2001 and November 2000 under the Coach 2000 Growth Incentive Plan. These payments were made based on the achievement of operating profit targets for fiscal year 2000 and the waiver of other requirements under the plan, as described in “Compensation and Employee Benefits Committee Report on Executive Compensation — 2000 Growth Incentive Plan.” Amounts shown for Reed Krakoff also includes payments for car service of $50,980 in fiscal year 2001.

(5)	Includes $194,800 of matching and profit-sharing contributions under the Coach, Inc. Saving and Profit Sharing Plan and the Coach, Inc. Supplemental Retirement Plan (together, the “Retirement Plans”) during fiscal year 2002.

(6)	Includes $66,740 of matching and profit-sharing contributions under the Retirement Plans during fiscal year 2002.

(7)	Includes $39,400 of matching and profit-sharing contributions under the Retirement Plans during fiscal year 2002.

(8)	Includes $35,440 of matching and profit-sharing contributions under the Retirement Plans during fiscal year 2002.

(9)	Includes $17,459 of matching and profit-sharing contributions under the Retirement Plans during fiscal year 2002.

      The following table shows all grants of options to acquire shares of Coach common stock made to the executive officers of Coach named above in the Summary Compensation Table during the fiscal year ended June 30, 2002. All share amounts and exercise prices shown reflect a two-for-one split of Coach’s common stock effected on July 3, 2002.

Option Grants in Fiscal 2002

			% of Total			Potential Realizable Value at
	Number of		Options			Assumed Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	the Options		in Fiscal	Price Per	Expiration
Name	Granted		Year	Share(1)	Date	5%	10%

Lew Frankfort	500,000		27.18%	$18.20	August 2011	$5,722,941	$14,503,056
	221,010	(3)		17.00	October 2010	2,025,175	4,967,810
	3,192	(3)		17.00	July 2002	1,809	3,618
	8,504	(3)		17.00	August 2009	66,482	158,283
	2,576	(3)		17.00	July 2002	1,460	2,919
	6,344	(3)		17.00	August 2008	42,098	97,541
	16,392	(3)		17.00	August 2007	90,327	203,786
	67,206	(3)		26.90	August 2007	528,315	1,176,494
	63,698	(3)		26.90	August 2009	727,695	1,709,081
	35,602	(3)		26.90	August 2006	220,940	479,520
	36,108	(3)		26.90	August 2007	283,849	632,099
	25,662	(3)		26.60	August 2004	79,375	163,997
	45,676	(3)		26.60	August 2005	209,093	442,587
	77,780	(3)		26.60	August 2008	738,298	1,687,951
	52,864	(3)		26.60	August 2007	410,936	915,105
	44,030	(3)		26.60	January 2008	373,406	840,776
	3,196	(3)		26.08	January 2008	26,575	59,836
Keith Monda	150,000		4.60%	18.20	August 2011	1,716,882	4,350,917
	54,628	(3)		26.00	October 2010	748,092	1,827,244
Reed Krakoff	200,000		4.49%	18.20	August 2011	2,289,176	5,801,223
David DeMattei	170,000		3.82%	18.20	August 2011	1,945,800	4,931,039
Carole Sadler	60,000		1.46%	18.20	August 2011	686,753	1,740,367
	5,022	(3)		22.90	October 2010	61,989	152,060

(1)	Exercise price equals 100% of the fair market value of the common stock on the date of grant. Each option expires 10 years after the grant date, other than restoration stock options described in more detail in footnote (3) below. The options generally become exercisable in three equal annual installments, on the first three anniversary dates of the date of grant. No option may be exercised until the expiration of one year from the date of grant, other than restoration stock options, which may be exercised six months from the date of grant. In the event of a change in control of Coach, all options would become immediately exercisable.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. A zero percent gain in stock price will result in zero dollars for the optionee. The dollar amounts indicated in these columns are the result of calculations assuming growth rates required by the rules of the Securities and Exchange Commission. These growth rates are not intended to forecast future appreciation, if any, of the price of Coach common stock.

(3)	These are restoration stock options, which are granted when an executive exercises an existing option by surrendering Coach common stock. The grant of a restoration stock option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. These options become exercisable six months after the date of the grant and expire on the expiration date of the existing option that is exercised and replaced by the restoration stock option.

      The following table shows aggregate exercises of options to purchase Coach common stock made during the fiscal year ended June 29, 2002 by the executive officers of Coach named above in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Year-End		at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Lew Frankfort	1,128,746	$14,256,943	739,072	1,681,264	$8,620,800	$18,971,229
Keith Monda	93,456	1,681,267	170,102	424,450	2,800,424	5,689,719
Reed Krakoff	205,652	1,318,421	34,006	619,820	659,136	9,509,224
David DeMattei	227,556	1,692,927	49,336	416,488	772,463	6,314,262
Carole Sadler	80,748	1,094,647	0	136,808	0	1,960,628

(1)	Options are “in-the-money” at fiscal year-end if the market value of the underlying Coach securities on that date exceeds the exercise price of the options. The amounts set forth represent the difference between the closing price of Coach common stock of $27.45 on the New York Stock Exchange on June 28, 2002 (the last business day of the fiscal year) and the option exercise price payable for those shares.

Plan Information

      Stock Incentive Plan. Coach’s 2000 Stock Incentive Plan, originally approved by Coach’s Board of Directors in June 2000 and by Coach’s stockholders in November 2001, provides for the issuance of up to 14,801,584 shares of common stock pursuant to the grant of both “nonqualified stock options” and “incentive stock options,” as defined in the Stock Incentive Plan, and restricted stock awards to employees. As of August 31, 2002:

•	options to purchase 12,339,405 shares of common stock were outstanding (of which 1,922,409 are options that were granted in substitution for Sara Lee options and do not reduce the total number of options that may be granted under the plan), with a weighted average exercise price of $15.91 per share;

•	202,200 unvested restricted stock units were outstanding (of which 18,582 are restricted stock units that were granted in substitution for Sara Lee restricted stock grants and do not reduce the total number of units that may be granted under the plan); and

•	3,537,714 shares were available for future grants. This excludes shares that may be withheld or sold upon issuance to pay all or a portion of the exercise price or tax withholding obligations in connection with an exercise of stock options, which do not reduce the number of shares available for issuance under the plan.

The options generally vest in equal installments on each of the first three anniversaries of the date of grant.

      Outside Director Stock Plan. Coach’s 2000 Non-Employee Director Stock Plan, approved by the Board of Directors in June 2000 and by Coach’s stockholders in November 2001, provides for the issuance of up to 229,454 shares of common stock pursuant to the grant of both nonqualified stock options and stock awards to our outside Directors. As of August 31, 2002, options to purchase 140,000 shares of common stock were outstanding, with a weighted average exercise price of $14.73 per share, and options to purchase 89,454 shares of common stock were available for future grant. The options generally vest six months after the date of grant.

      Annual Incentive Plan. Coach’s Performance-Based Annual Incentive Plan was approved by the Board of Directors in June 2000 and by Coach’s stockholders in November 2001. The Annual Incentive Plan is intended to provide Coach senior management with annual incentive compensation that is tied to the achievement of pre-established and objective performance goals, such as return on investment and cash flow. A committee of two or more members of Coach’s Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986 (the “Code”), administers the Annual Incentive Plan. Under the Annual Incentive Plan, each participant is eligible to receive a predetermined annual award established by the Compensation and Employee Benefits Committee, which award may not exceed $2.0 million, if the performance goals have been satisfied.

      Employee Stock Purchase Plan. Coach’s 2001 Employee Stock Purchase Plan, approved by the Board of Directors in September 2001 and by Coach’s stockholders in November 2001, provides for the issuance of up to 600,000 shares of common stock to employees. The plan is intended to be an “employee stock purchase plan” as described in Section 423 of the Code. The plan is administered by the Compensation and Employee Benefits Committee. As of August 31, 2002, 573,864 shares of common stock were available for future purchases under the plan.

      The Employee Stock Purchase Plan permits eligible employee participants to purchase our common stock through payroll deductions at a price per share which is equal to the lesser of eight-five percent (85%) of the fair market value of the common stock on the first or the last day of an offering period. The plan provides for two offering periods each calendar year. The first is June 1 through November 30, and the second is December 1 through May 31. On the last day of each offering period, each participant’s accrued payroll deductions are automatically applied to the purchase of common stock.

      Employees eligible to participate in the Employee Stock Purchase Plan consist of all of our employees, except that the plan excludes from participation any employee whose customary employment is for less than 20 hours per week or for not more than 5 months during a calendar year and any employee who owns stock representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of our subsidiaries. No participant may purchase shares of common stock in any calendar year under the plan with an aggregate fair market value (generally determined as of the beginning of the plan year) in excess of $25,000.

      Coach, Inc. Savings and Profit Sharing Plan and Supplemental Retirement Plan. Coach maintains a tax-qualified 401(k) savings and profit sharing plan, the Coach, Inc. Savings and Profit Sharing Plan (the “Savings Plan”). Employees may elect to participate in the plan after completing one year of service with us; employees who joined us before June 30, 2002 may elect to participate after completing three months of service with us. For employees defined as “Highly Compensated” under the Code, after one year of service, we match 50% of employee contributions up to 6% of compensation deferred. Matching contributions vest at a rate of 20% per year, starting with the “Highly Compensated” employee’s second year of service. For employees defined as “Non-highly Compensated” under the Code, after one year of service, we match 100% of employee contributions up to 3% of compensation deferred, plus 50% of employee contributions up to an additional 2% of compensation deferred. Matching contributions are fully vested for “Non-highly Compensated” employees. We may also elect to make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. These contributions vest in full on the fifth anniversary of the start date of the employee’s service. For employees whose matching contributions and/or discretionary profit sharing contributions in the Savings Plan are limited by the Code, Coach also maintains a non-tax-qualified plan, the Coach, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”). Coach contributes into the Supplemental Retirement Plan any matching or profit sharing contributions described above that would be in excess of the limits allowed by the Code. In the case of matching contributions, if an employee has contributed the maximum amount allowable under the Code into the Savings Plan, Coach will contribute into the Supplemental Retirement

Plan the difference between the amount matched under the Savings Plan and 3% of such employee’s total compensation for the applicable year.

      For fiscal 2002, Coach contributed a total of $1,562,872 in matching contributions and $2,977,202 in discretionary profit-sharing contributions into the Savings Plan and the Supplemental Retirement Plan. The discretionary profit sharing amount represented 3% of compensation for all eligible employees, except that employees with at least 10 years of service at Coach as of July 1, 2001 received six percent of their compensation in profit sharing if they had reached age 35 by that date or nine percent if they had reached age 40 by that date.

      Pension Plans. Coach sponsors a noncontributory defined benefit plan, the Coach Leatherware Company, Inc. Supplemental Pension Plan, for employees who are subject to certain collective bargaining arrangements. In addition, prior to the distribution of Coach from the Sara Lee Corporation, certain Coach employees actively participated in Sara Lee’s Pension and Retirement Plan.

Performance Graph

      The following graph compares the performance of Coach’s common stock with the performance of the S&P 500 Index and the “peer group” companies listed below over the period from October 4, 2000, the date of Coach’s initial public offering on the New York Stock Exchange, through June 28, 2002, the last trading day of Coach’s most recent fiscal year. Coach’s “peer group,” as determined by management, consists of:

•	Ann Taylor Stores Corporation;

•	Gucci Group N.V.;

•	Kenneth Cole Productions, Inc.

•	Polo Ralph Lauren Corporation;

•	Tiffany & Co.;

•	The Talbots, Inc.; and

•	Williams-Sonoma, Inc.

      The graph assumes that $100 was invested on October 4, 2000 in each of Coach’s common stock, the Standard and Poor’s 500 Stock Index and a “Peer Composite” index tracking the peer group companies listed above, and that all dividends were reinvested. The stock performance shown in the graph is included in response to the SEC’s requirements and is not intended to forecast or be indicative of future performance.

	10/4/2000	12/29/2000	3/30/2001	6/29/2001	9/28/2001	12/31/2001	3/28/2002	6/28/2002

Coach, Inc.	100.00	179.69	180.69	237.81	165.69	243.63	316.94	343.13
Peer Composite	100.00	69.27	78.75	99.44	60.89	97.22	120.06	105.79
S&P 500 Index	100.00	90.42	85.47	84.44	72.47	79.93	79.89	68.92

Compensation and Employee Benefits Committee Report on Executive Compensation

       Pursuant to rules designed to enhance disclosure of Coach’s policies toward executive compensation, set forth below is a report prepared by Coach’s Compensation and Employee Benefits Committee addressing Coach’s compensation policies for the fiscal year ended June 29, 2002 as they affected Coach’s executive officers:

      The Committee. The Compensation and Employee Benefits Committee is comprised of directors who are not employees or former employees of Coach. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Coach’s named executive officers whose compensation is shown in this proxy statement, as well as other highly compensated senior executives within the Coach Operating Group. The Committee reviews and approves the short-term and long-term incentive compensation programs for the organization, including performance goals, as well as significant changes in the design of employee benefits programs. To assist us in this process, we engage and use the services of independent executive compensation and benefits consulting firms. In addition, we conduct an annual review of the management team to evaluate succession and assess organizational skill gaps.

      Guiding Compensation Principles. Coach’s executive compensation program is based upon the following principles. The program is designed to:

•	support the attainment of Coach’s long and short-term strategic and financial objectives;

•	align executives’ goals with our stockholders’;

•	reward executives for continuous improvement in earnings per share and growth in stockholder value;

•	be competitive in comparison with Coach’s peer companies;

•	encourage significant ownership of Coach’s stock by our executives;

•	be performance-based with variable pay constituting a significant portion of total compensation.

      Types of Compensation. Coach’s executive compensation program consists of two main types of compensation. Annual compensation includes base salary and annual incentives. The amounts of any annual incentives paid are based upon the degree to which specific financial objectives are accomplished. Long-term compensation includes stock options and restricted stock units. The value of stock options and restricted stock units depends significantly upon the future value of Coach stock.

      Peer Group. The companies used by Coach for compensation comparisons consist of a select group of high-end specialty store retailers and luxury accessory brands. Many of these companies are represented in the Peer Composite index shown in the Performance Graph on page 18. This peer group is used for comparisons of all components of the compensation package. We also utilize data from executive compensation surveys conducted by outside consultants, as needed.

      Annual Compensation — Base Salary. We determine the appropriateness of executives’ salaries by considering the responsibilities of their positions, the skills and experience required for the job, their individual performance, business performance, labor market conditions and by reference to the median salary levels paid by the peer group. Salary increases are considered annually and are based on both financial and non-financial results achieved by Coach and the executive during the preceding fiscal year. Actual decisions to adjust salaries on an annual or other basis will be contingent on market conditions, business and individual employee performance and subject to Committee review.

      Annual Compensation — Incentives. The annual incentive for each executive officer is an amount which is based upon the achievement of objective performance goals, set at the beginning of each fiscal year, such as earnings per share, net income/ operating profit, net sales, return on investment and operating cash flow. Maximum awards are established as a percent of salary, which if earned, would result in competitive pay for competitive performance.

      Long-Term Compensation-Equity Awards. Under the Coach, Inc. 2000 Stock Incentive Plan, we will annually consider for review and approval awards to Coach’s key executives in the form of stock options and/or restricted stock units. These awards provide a strong incentive for the executives to maximize long-term stockholder value and assist in the retention of executives.

      Long-Term Compensation — Stock Options. All stock options have an option price equal to the market value of Coach’s stock on the grant date. The maximum term of each grant is typically ten years. The terms and conditions may vary based upon the country in which an employee lives, due to local tax or legal requirements. We establish grant guidelines for each executive level that are designed to be competitive with our peer companies as the basis for making individual awards.

      Long-Term Compensation — Restricted Stock Units. Our Stock Incentive Plan also provides for grants of restricted stock units. These restricted stock units may typically be earned three years after their grant date, based either solely upon the participant’s continued service with Coach or upon continued service and the achievement of objective performance goals set at the time of the grant.

      Stock Ownership. We believe it is important to align executive interests with those of our stockholders. Coach’s key executives have a substantial portion of their incentive pay based upon Coach’s stock performance. Because we believe that our executives should have a meaningful stake in Coach, we have suggested levels of stock ownership for about 30 of Coach’s key executives at the level of Vice President and above. Executive ownership reflects shares owned and shares which are deferred in Coach’s savings and deferred compensation programs. Restricted shares and unexercised stock options are not considered in calculating ownership.

      To assist and encourage ownership, Coach uses restoration stock options as a feature within its stock option program. Restoration stock options encourage executives to own shares of Coach stock for purposes of exercising their stock options. Restoration stock options are granted when executives use shares they have held for at least six months as payment of the purchase price upon exercise of their stock options. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options’ exercise price is equal to the market value of Coach’s common stock on the date the restoration stock option is granted. A plan participant may receive restoration stock options only twice in the same calendar year.

      Chief Executive’s Compensation. During fiscal year 2002, Mr. Frankfort received a base salary of $750,000. This salary was set in advance by the Compensation and Employee Benefits committee based upon Coach’s performance during fiscal 2001 and an analysis of compensation for comparable executives.

      According to an assessment by outside executive compensation consultants, Mr. Frankfort’s base salary of $708,333 earned during fiscal 2002 was slightly below the market rate for his role at comparable companies. His maximum bonus opportunity of 133% of his base salary and Coach stock options granted did help to bring his compensation to within the 50th percentile of his peer group.

      We set specific financial performance goals for Mr. Frankfort at the beginning of fiscal year 2002 for annual incentive purposes. Mr. Frankfort’s maximum incentive targets, conditioned upon Coach attaining pre-set goals in three measures of company performance, were as follows:

Maximum Bonus for
Meeting Target, as a
Measure of Company Performance	percentage of base salary

Diluted Earnings per Share/ Net Income	67%
Operating Cash Flow	36%
Return on Investment	17%
Net Sales	13%

      Based upon our assessment of Mr. Frankfort’s and Coach’s performance during fiscal year 2002, in which all of the above targets were achieved, he earned total annual incentive payments of $942,083, representing 133% of his base salary paid during fiscal 2002. This amount was the maximum award possible under the Performance-Based Annual Incentive Plan. Mr. Frankfort’s bonus opportunity for fiscal 2003 will again be based on Coach’s attainment of pre-determined financial performance targets.

      On August 9, 2001, Mr. Frankfort was granted a stock option to purchase 500,000 shares of Coach common stock at $18.195 per share, which was the fair market value on that date. This grant was subject to Coach’s normal three-year vesting schedule.

      Tax Deductibility of Compensation. The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1 million per year unless it is considered performance-based compensation under the tax code. We have adopted policies and practices that should ensure tax deduction of the majority of Coach’s incentive compensation programs under Section 162(m) of the tax code. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

      Summary. We believe the compensation programs of Coach are strategically integrated with Coach’s business plan and are properly aligned with stockholders’ best interests. The programs over the past year have placed increased emphasis upon the retention of exceptional managers and rewarding them appropriately for exceptional results. We continually monitor these programs and change them in recognition of the dynamic, global marketplace in which Coach competes for talent. Coach will continue to emphasize performance and equity-based incentive plans that reward increased stockholders’ returns.

Compensation & Employee Benefits Committee
Irene Miller, Chairperson
Joseph Ellis
Sally Frame Kasaks
Michael Murphy

Certain Relationships and Related Transactions

       Relationship with Goldman, Sachs & Co. From time to time, Coach has retained Goldman, Sachs & Co. to provide financial advisory and investment services. In addition, Goldman, Sachs acted as a lead managing underwriter of Coach’s initial public offering in October 2000 and as dealer-manager in Sara Lee’s exchange offer for our common stock in April 2001, for which Goldman Sachs received customary compensation. Goldman, Sachs may, from time to time, hold shares of Coach common stock in its proprietary accounts. Joseph Ellis, an Advisory Director of Goldman, Sachs, serves as a member of the Board of Directors of Coach.

      Relationship with Fidelity Management Trust Company. Fidelity Management Trust Company acts as the trustee for the Coach, Inc. Savings and Profit Sharing Plan, described above under “Executive Compensation — Plan Information — Coach, Inc. Savings and Profit Sharing Plan.” In exchange for these services, Fidelity receives fees at its normal rates totaling approximately $90,000 per annum. Fidelity, together with its affiliates, was the beneficial owner of approximately 14.8 percent of Coach’s common stock outstanding as of June 29, 2002.

      Loan to Reed Krakoff. On July 26, 2001, Coach made a loan to Reed Krakoff, its President, Executive Creative Director, in the principal amount of $2,000,000. The loan bears interest at a rate of 5.12% per annum, compounded annually. Repayments of $400,000 principal must be made on or before each of July 26, 2003, 2004 and 2005; the remaining $800,000 of principal, together with all accrued interest under the loan, must be paid on or before July 26, 2006. Mr. Krakoff may prepay these amounts at any time. As collateral for the loan, Mr. Krakoff pledged to Coach his options to purchase 300,000 shares of Coach common stock at a price of $8.00 per share, including the shares of stock and any cash or other property he receives upon exercise of or in exchange for those options. Mr. Krakoff would be obligated to repay the loan in full immediately following certain events of default, including his failure to make payments under the loan as scheduled, his bankruptcy or the termination of his employment with Coach for any reason.

Other Information

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Coach’s executive officers, Directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Coach with copies of all Section 16(a) forms filed by such persons. Based solely on Coach’s review of such forms furnished to Coach and written representations from certain reporting persons, Coach believes that all filing requirements applicable to its executive officers, Directors and more than 10% stockholders were complied with during fiscal year 2002.

Stockholder Proposals for the 2002 Annual Meeting

      Coach’s Bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to the Secretary of Coach, at Coach’s principal executive offices, not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2003 Annual Meeting and included in Coach’s 2003 Proxy statement must be received by the Secretary after the close of business on June 4, 2003, and prior to the close of business on July 4, 2003. Proposals should be mailed to Coach, Inc., to the attention of Coach’s Secretary, Carole Sadler, 516 W. 34th Street, New York, New York 10001. Coach will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Coach’s Bylaws. A copy of the Bylaws may be obtained from Carole Sadler, Coach’s Secretary, by written request to the same address.

Other Business

      Coach’s Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Coach’s Form 10-K

      A copy of Coach’s Annual Report on Form 10-K for the fiscal year ended June 29, 2002, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Coach, to the attention of the Investor Relations Department, 516 W. 34th Street, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov.

Expenses of Solicitation

      This solicitation is being made by mail, but may also be made by telephone or in person by Coach’s officers and employees (without additional compensation). Coach will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

COACH, INC.

AUDIT COMMITTEE CHARTER

      1.     Composition of the Audit Committee. The Audit Committee shall consist of at least three Directors who (a) are neither officers nor employees of the Corporation or any subsidiary thereof; (b) have no relationship to the Corporation that may interfere with the exercise of their independence from management or the Corporation; (c) shall not accept, directly or indirectly, any consulting, advisory or other compensatory fees (other than fees for serving as a director or committee member/ chairperson) from the Corporation, and (d) otherwise satisfy the applicable requirements under the published rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

      2.     Purposes of the Audit Committee. The purposes of the Audit Committee are to represent the Board of Directors:

(a) in its oversight of the Corporation’s accounting and financial reporting principles and policies and internal audit controls and procedures;

(b) in its oversight of the Corporation’s financial statements and the independent audit thereof;

(c) in selecting the outside auditors (whether or not subject to ratification by the stockholders), determining compensation paid, overseeing, evaluating and, where deemed appropriate, replacing the outside auditors;

(d) by selecting the internal auditors, evaluating and, where deemed appropriate, replacing the internal auditors; and

(e) in evaluating the independence of the outside auditors.

      The primary function of the Audit Committee is the appointment, compensation and oversight of the Corporation’s outside auditors. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management and the internal auditing function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, except to the extent required by applicable law or the published requirements of the New York Stock Exchange. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely, to the maximum extent permitted under applicable law, on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

      The outside auditors for the Corporation are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility, on behalf of the Board of Directors, to select, evaluate and, where appropriate, replace the outside auditors (whether or not subject to ratification by the stockholders) and the internal auditors.

      The outside auditors shall submit to the Corporation annually a formal written statement delineating all relationships between the outside auditors and the Corporation (a “Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

      3.     Duties and Powers of the Audit Committee. The Audit Committee shall have the following duties and powers:

(a) to select annually the independent public accountants (whether or not subject to ratification by the stockholders) as the outside auditors to audit the books, records and accounts of the Corporation and its subsidiaries with respect to each of their fiscal years (the “Annual Audit”);

(b) to discuss the scope of the prospective Annual Audit and review the proposed fees to be paid therefor with the outside auditors;

(c) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of such Statement), to discuss with the outside auditors any relationships or services disclosed in such Statement that may have an impact on the objectivity and independence of the Corporation’s outside auditors and to take appropriate action in response to such Statement to satisfy itself of the outside auditors’ independence;

(d) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

(e) to appoint and replace the person/ firm who has direct responsibility for the internal audit function of the Corporation;

(f) to advise the person/ firm that they are expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the person/ firm responsible for the internal auditing function and management’s responses thereto;

(g) to advise management, the person/ firm responsible for the internal auditing function and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(h) to review compliance by management of the Corporation with the existing major accounting and financial policies of the Corporation;

(i) to review, at least annually, the reserves established for contingent liabilities of the Corporation and its subsidiaries;

(j) to consider any reports or communications (and management’s and/or the person/ firm responsible for internal audit function responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61, as amended or supplemented;

(k) to review with management and the outside auditors, the audited financial statements to be included in the Corporation’s Annual Report or Form 10-K prior to its filing and to review, without the presence of management employees of the Corporation, (i) the results of the Annual Audit with the outside auditors, (ii) the performance, competence and cooperation of the financial officers and staff of the corporate office and operating companies of the Corporation, respectively, and (iii) the adequacy of the Corporation’s internal auditing function:

(l) to review with a representative of management and the outside auditors the Corporation’s (i) internal financial results to be included in the Corporation’s quarterly reports on Form 10-Q prior to the filing of the reports and (ii) quarterly and year-end earnings announcements prior to their release. The Chairperson of the Committee, or one or more members of the Committee, may represent the entire Audit Committee for purposes of this review.

(m) to review with the person/ firm responsible for the internal auditing function (or other appropriate employee) (i) the results of audits performed by the internal audit function during the immediately preceding fiscal year, (ii) the independence from management of the Corporation of the internal audit function to determine audit scopes and (iii) the overall performance of the person/ firm responsible for the internal audit function;

(n) following the completion of the reviews described above, to meet with the outside auditors and the management of the Corporation for the purpose of discussing and clarifying issues and questions raised by the outside auditors with respect to the Annual Audit, and to report the Audit Committee’s findings with respect thereto to the Board of Directors within 60 days after the completion of such meetings;

(o) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(p) to be available from time to time to receive, or at the discretion of the Chairman of the Audit Committee to meet with respect to, reports, suggestions, questions or recommendations from the outside auditors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the person/ firm responsible for the internal audit function or the General Counsel of the Corporation (or other appropriate officers or employees), respectively, relating to the responsibilities and functions of the Audit Committee;

(q) to review, at least annually, management’s procedures and policies to implement and maintain adequate and effective internal accounting controls in the Corporation and review management’s programs to assure compliance with accounting and financial recordkeeping provisions under the Exchange Act and other federal and state laws;

(r) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be prepared by the Audit Committee and included in the Corporation’s annual proxy statement;

(s) to review this Charter at least annually and recommend any changes to the Board of Directors;

(t) to report its activities to the Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate;

(u) to resolve disputes between the outside auditors and management regarding financial reporting;

(v) to establish procedures for (A) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (B) the confidential, anonymous submission to the Audit Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

(w) to consult with management regarding the promotion of ethical business behavior.

      4.     Meetings of the Audit Committee. The Audit Committee shall meet as often as is necessary to carry out the duties and powers referred to herein. Meetings of the Audit Committee shall be held in accordance with the Bylaws of the Corporation.

      5.     Authority of Audit Committee. The Audit Committee shall have the authority, and access to the necessary funding and other resources, appropriate to discharge its responsibilities, including, without limitation, the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts, consultants or advisors.

Adopted:	September 12, 2000
Last Amended:	September 12, 2002

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COACH, INC.

          The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2002 Annual Meeting of Stockholders of the Company to be held November 6, 2002 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 6, 2002 at the Company's offices, 516 W. 34th Street, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2002 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

         Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

You can now access your Coach account online.

         Access your Coach stockholder account online via Investor ServiceDirectSM (ISD). [Not available for shares held in the Coach, Inc. Savings and Profit Sharing Plan.]

         Mellon Investor Services LLC, agent for Coach, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	Make address changes

•	View certificate history	•	Establish/change your PIN

•	View book-entry information

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: First Time Users — Establish a PIN

         You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

         Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2:  Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

         You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Book-Entry Information

•	Issue Certificate

•	Address Change

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE NOMINEES LISTED BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example.

The Board of Directors recommends a vote FOR Items 1.

			FOR	WITHHELD
FOR ALL
ITEM 1.	ELECTION OF DIRECTORS

	Nominees: 01 Joseph Ellis	04 Gary Loveman

	02 Lew Frankfort	05 Irene Miller

	03 Sally Frame Kasaks	06 Keith Monda

07 Michael Murphy

Withheld for the nominees you list below:(Write that nominee’s name in the space provided below.)

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

Please disregard if you have previously provided your consent decision

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature_________________________________ Signature_________________________________ Date___________________

         Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COACH, INC.

         The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2002 Annual Meeting of Stockholders of the Company to be held November 6, 2002 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 6, 2002 at the Company’s offices, 516 W. 34th Street, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2002 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

         Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

         (Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

NOTICE TO EMPLOYEES PARTICIPATING IN THE COACH, INC. SAVINGS AND PROFIT SHARING PLAN:

          This proxy card indicates the number of whole shares credited to your account in the Coach, Inc. Savings and Profit Sharing Plan (the "Savings Plan") as of September 18, 2002. These shares will be voted as you instruct if your proxy card is received on or before November 4, 2002 by Mellon Investor Services LLC, which is acting on behalf of Fidelity Management Trust Company, the Trustee of the Savings Plan.

         If the Trustee does not receive your voting instructions by November 4, 2002, the Trustee will vote your Savings Plan shares in the same proportion as it votes all other shares in the Savings Plan for which it has received timely voting instructions.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE NOMINEES LISTED BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example.

The Board of Directors recommends a vote FOR Items 1.

			FOR	WITHHELD
FOR ALL
ITEM 1.	ELECTION OF DIRECTORS

	Nominees: 01 Joseph Ellis	04 Gary Loveman

	02 Lew Frankfort	05 Irene Miller

	03 Sally Frame Kasaks	06 Keith Monda

07 Michael Murphy

Withheld for the nominees you list below:(Write that nominee’s name in the space provided below.)

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box

Please disregard if you have previously provided your consent decision

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature_________________________________ Signature_________________________________ Date___________________

         Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COACH, INC.

The undersigned hereby appoints Lew Frankfort or Keith Monda, or either of them, with power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2002 Annual Meeting of Stockholders of the Company to be held November 6, 2002 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 6, 2002 at the Company’s offices, 516 W. 34th Street, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2002 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

Please mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

(Continued, and to be marked, dated and signed, on the other side)

— FOLD AND DETACH HERE —

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED BELOW.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark ☒
your votes as
indicated in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

			FOR	WITHHELD FOR ALL

ITEM 1. ELECTION OF DIRECTORS			☐	☐

Nominees:	01 Joseph Ellis 02 Lew Frankfort 03 Sally Frame Kasaks	04 Gary Loveman 05 Irene Miller 06 Keith Monda 07 Michael Murphy

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

WILL ATTEND

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Please disregard if you have previously provided your consent decision.	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature_______________________________ Signature___________________________ Date __________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- DETACH HERE FROM PROXY VOTING CARD -